UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

VIRACTA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51531	94-3295878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 S. Coast Hwy. 101, Suite 210
Cardiff, California		92007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 400-8470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VIRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On October 31, 2024, Viracta Therapeutics, Inc. (the “Company”), committed to and implemented a reduction in force that impacted approximately 42% of the Company’s workforce.

The Company expects to recognize approximately $0.7 million in total expenses for severance and related benefits for employees impacted by the reduction in force, consisting primarily of severance payments and related benefits. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the reduction in force.

Additional details will be provided as applicable in the Company’s future filings with the Securities and Exchange Commission.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2024, each of Jane F. Barlow, M.D., Jane Chung, R.Ph., Sam Murphy, Ph.D., and Stephen Rubino, Ph.D. notified the Company of their respective resignation as a member of the Board of Directors (the “Board) of the Company, and from all committees of the Board on which they served, in each case effective as of October 31, 2024. In connection with such resignations, the Board reduced the number of authorized directors on the Board to six (6). Such directors’ decisions to voluntarily resign from the Board and the corresponding reduction in the size of the Board followed discussion among such directors and the remaining members of the Board and are intended to reduce costs, streamline operations, and bring the size of the Board more in-line with the Boards of other similarly sized companies. None of such directors’ resignations are the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

Item 7.01. Regulation FD Disclosure.

On November 6, 2024, the Company issued a press release announcing the reduction in force and the reduction in the size of the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Forward-Looking Statements

Certain of the statements made in this report are forward looking, such as those, among others, relating to the expected total expenses related to the reduction in force. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risk that the expenses related to the reduction in force may be greater than anticipated. More information about the risks and uncertainties faced by the Company is contained under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2024 and in its subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on forward-looking statements which are current only as of the date hereof. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated November 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viracta Therapeutics, Inc.

Date:	November 6, 2024	By:	/s/ Michael Faerm
Michael Faerm Chief Financial Officer